EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


The Effective Date of this Agreement:   AUGUST ___, 2004

This Agreement is by and between        HALOCOM, INC. (EMPLOYER)
a                                       Delaware Corporation
located at                              14505 Torrey Chase Blvd., Suite 400A
                                        Houston, TX 77014

AND                                     STANFORD D. MILNES, (EXECUTIVE)
an individual residing at               2625 Greenway Drive,
                                        McKinney, TX 75070.


PURPOSE OF THIS AGREEMENT

1. The Executive has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Telecommunications Sales and Marketing.

2. The Employer desires the services of the Executive, and is therefore willing to engage his services on the terms and conditions stated below.

3. The Executive desires to be employed by the Employer and is willing to do so on those terms and conditions.

Now, therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.    EMPLOYEE'S DUTIES & AUTHORITY

The Employer shall employ the Executive as EXECUTIVE VICE PRESIDENT, SALES AND MARKETING or in such other capacity or capacities as the Employer may from time to time prescribe, and per the policies and procedures as maybe described in HaloCom Inc. Employee Policy Manual, whenever such a manual is made available.

2.    OTHER BUSINESS ACTIVITIES

During  employment,   the  Executive  shall  devote  his  work  efforts  to  the performance of this Agreement and shall not, without the Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement.

2.1 REASONABLE TIME AND EFFORT REQUIRED. During his employment, the Executive shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3.    NON-COMPETITION DURING EMPLOYMENT

During the employment term, the Executive shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. In addition, the Executive,

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while employed,  shall not take any action without the Employer's  prior written consent to establish, form, or become employed by a competing business on termination of employment by the Employer. The Executive's failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Executive may be otherwise entitled to following termination of this Agreement.

4.    TERM OF EMPLOYMENT

The Executive shall be employed for an indefinite and indeterminate period, unless the Executive is terminated as provided in this Agreement or the Executive resigns his position with the company.

5.    PLACE OF EMPLOYMENT

During the employment term the Executive shall perform the services required at the Employer's offices, located in Houston, Texas, and from his home located in Mckinney, Texas. The Executive acknowledges that the Employer may from time to time or frequently, require the Executive to travel temporarily to other locations (domestically or internationally) to seek out, confer with, or service with customers of the company.

6.    SALARY

The Employer shall pay a basic salary to the Executive at the rate of $8,000 per month, payable in equal biweekly installments.

6.1 The basic salary payable to the Executive shall be subject to review for performance, and if performance is deemed satisfactory, basic salary is increased annually, (and subject to the availability of funds), by an inflation adjustment, based on the Consumer Price Index as reported in The Wall Street Journal or a nationally recognized newspaper.


7.    FOUNDER'S STOCK INCENTIVE GRANT

7.1 As an incentive for performance, the company shall grant the Executive founder's shares to the tune of 2,500,000 (two and half million) of company stock, FULLY VESTED IMMEDIATELY.

7.2 STOCK OPTIONS Executive will be granted options to purchase shares of Company stock according to the provisions of HaloCom, Inc. Incentive Stock Option Plan, when, and only when such a Plan is put in place and made available by the board of Directors, in the foreseeable future.

8.    ADDITIONAL BENEFITS

Pending the availability of funds, and when such funds are deemed available from a budgetary stand-point, the Executive shall receive all other benefits of employment generally available to the Employer's other Executive and managerial Employees (whenever such benefits are in place) including the following:

Group medical, and limited disability insurance plans

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Six months  severance  payments to the Executive (at his current  salary) if his employment is terminated by us without cause (effective after six months of employment), and premiums for six months of COBRA continuation coverage for group medical insurance plan.

9.    EXPENSES

The Employer shall reimburse the Executive for reasonable PRE-APPROVED expenses incurred in connection with the Executive's performance of his duties including travel expenses, food, and lodging while away from home. The Executive cannot commit the Employer into unapproved expenses with third party Consultants, Service Vendors, or other individuals or entities, regardless of whether such services will enhance the Executive's tasks or responsibilities.

10.   EMPLOYEE'S RIGHT OF OWNERSHIP

All inventions conceived or developed by the Executive during the term of this Agreement shall remain the property of the Company, provided however, that as to all such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Company was used, or that relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Executive for the Employer shall remain the property of the Employer.

11.   INDEMNIFICATION BY EMPLOYER

The Employer shall, to the maximum extent permitted by law, indemnify and hold the Executive harmless against, and shall purchase indemnity insurance, if available, and pending the availability of funds, on behalf of the Executive in the amount of $1,000,000 for expenses, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Executive's employment by the Employer. The Employer shall advance to the Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law.

12.   EMPLOYER TERMINATION

12.1 INVOLUNTARY TERMINATION OF AGREEMENT. The Employer may terminate this Agreement without cause, either on the last day of any fiscal year of the Employer, or with a 30-day prior written notice to the Executive.

12.2 TERMINATION FOR CAUSE. The Employer may terminate this Agreement at any time without notice if the Executive commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

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13.   EMPLOYEE TERMINATION

13.1 TERMINATION ON RESIGNATION THE EXECUTIVE MAY TERMINATE THIS AGREEMENT BY GIVING THE EMPLOYER 30-DAY PRIOR WRITTEN NOTICE OF RESIGNATION.


13.2 TERMINATION ON RETIREMENT This Agreement shall be terminated by the Executive's voluntary retirement that retirement shall be effective on the last day of any fiscal year, provided that the effective date of retirement occurs after the Executive's 65th birthday, and that the Executive gives the Employer three months' prior written notice.

13.3 TERMINATION ON DISABILITY (1) If, during the period of employment, the Executive becomes unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall be then terminated; and (2) the Employer has advised the Executive that it plans to maintain limited disability insurance for its Employees, including the Executive. During the term of this Agreement, the Employer shall maintain limited disability insurance covering the Executive on terms and conditions no less favorable than the terms and conditions in effect at the date of this Agreement.

13.4 TERMINATION UPON DEATH If the Executive dies during the period of employment this Agreement shall then be terminated.

13.5 TERMINATION OR ASSIGNMENT ON MERGER In the event of a merger where the Employer is not the surviving entity, or of a sale of all or substantially all of the Employer's assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Executive, terminate this Agreement effective on the date of the merger or sale of assets.

14.   NON-DISCLOSURE AFTER TERMINATION

Because of his employment by the Employer, the Executive will have access to trade secrets and confidential information about the Employer, its products, its customers, and its methods of doing business. In consideration of his access to this information, the Executive agrees that for a period of five years after termination of his employment, he will not disclose such trade secrets or confidential information.

15    ARBITRATION

Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he selects and of his own attorneys, and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Despite the

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forgoing,  the arbitrators may assign to one party or the other any and all fees and costs as part of any arbitration award.


17.   ENTIRE AGREEMENT

This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

18.   CHOICE OF LAW

The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Texas.

19.   NOTICES

Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to [c/o Blaize N. Kaduru ( President/CEO)] at its then principal place of business. Any such notice to the Executive shall be given in a like manner and, if mailed, shall be addressed to the Executive at his home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

20.   SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

UNDERSTOOD, AGREED & APPROVED

Executed by the parties as of the Effective Date first written above.




Employer: HaloCom Inc.


    /s/ Blaize Kaduru
----------------------------------
By


    President and CEO
----------------------------------
Title

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Executive: Stanford D. Milnes




   /s/ Stanford D. Milnes
----------------------------------
Executive



   Standford D. Milnes
----------------------------------
Printed Name